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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                                           State or
                                                           Country of
Subsidiary (1)(2)(3)                                       Organization
- -------------------                                        ------------
E.I. Freight SDN. BHD.                                     Malaysia
EI Freight Forwarding (Thailand) Limited (4)               Thailand
EI Freight (H.K.) Limited (5)                              Hong Kong
EI Freight (Taiwan) Ltd.                                   Republic of China
EI Freight (U.S.A.), Inc.                                  Illinois
EI Holdings, Ltd. (6)                                      Thailand
EIF SDN. BHD. (7)                                          Malaysia
Expeditors Canada, Inc.                                    Canada
Expeditors Chile Transportes Internacionales Limitada      Chile
Expeditors Finland Oy (8)                                  Finland
Expeditors International                                   Saudi Arabia
Expeditors International B.V.                              Netherlands
Expeditors International de Mexico, S.A. de C.V.           Mexico
Expeditors International do Brasil Ltda.                   Brazil
Expeditors International Espana, S.A.                      Spain
Expeditors International GmbH                              Germany
Expeditors International Italia S.r.l.                     Italy
Expeditors International N.V.                              Belgium
Expeditors International Ocean, Inc.                       Delaware
Expeditors International Pty. Limited                      Australia
Expeditors International SA (Proprietary) Limited          South Africa
Expeditors International Sverige AB                        Sweden
Expeditors International (Korea) Company, Ltd.             South Korea
Expeditors International (NZ) Ltd.                         New Zealand
Expeditors International (Puerto Rico) Inc.                Puerto Rico
Expeditors International (UK) Limited                      England
Expeditors Sarah International Co. (9)                     Egypt
Expeditors Speditions GmbH (10)                            Austria
Expeditors (China) Investment Co. Pte. Ltd. (11)           Singapore
Expeditors (Portugal)Transitarios Internacionais Lda. (12) Portugal
Expeditors (Singapore) Private Limited                     Singapore
Heik Liquid Limited (13)                                   Hong Kong
P.T. Lancar Utama Tatnusa                                  Indonesia

(1) For purposes of this list, if the Company owns directly or indirectly a controlling interest in the voting securities of any entity or if the Company has unilateral control over the assets and operations of any entity, such entity is deemed to be a subsidiary. Except as otherwise noted, the Company has 100% controlling interest in subsidiary operations. With respect to certain companies, shares of voting securities in the names of nominees and qualifying shares in the names of directors are included in Company's ownership percentage.

(2) Except as otherwise noted, each subsidiary does business in its own name and in the name of the Company.

(3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.

(4) Dual ownership; of the 100%, 49% is owned by the Company and 51% is owned by EI Holdings, Ltd.

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(5)  Second tier subsidiary.

(6) Dual ownership; of the 100%, 56% is owned by the Company and 44% is owned by EI Freight Forwarding (Thailand) Limited.

(7) Dual ownership; of the 100%, 53.33% is owned by the Company and 46.67% is owned by E.I. Freight SDN. BHD.

(8)  Company has 82% controlling interest in subsidiary.

(9)  Company has 75% controlling interest in subsidiary.

(10) Company has 85% controlling interest in subsidiary.

(11) Operates in Beijing as Beijing Kang Jie Kong Cargo Agent Co., Ltd./E.I., in Shanghai as EI Freight (Co.) Ltd. and in Shenzhen as Shenzhen Yige Freight Warehouse Co. Ltd.

(12) Company has 80% controlling interest in subsidiary.

(13) Operates as Expeditors Overseas Management and EOM.

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